UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 05, 2025

ASPEN AEROGELS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road Building B
Northborough, Massachusetts		01532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Aspen Aerogels, Inc. (the “Company”) is promoting Grant Thoele to the position of Chief Financial Officer and Treasurer, effective October 1, 2025, succeeding the Company’s current Chief Financial Officer and Treasurer, Ricardo C. Rodriguez. In connection with Mr. Thoele’s promotion, on September 5, 2025, the Compensation and Leadership Development Committee of the Company’s Board of Directors approved an executive employment agreement with Mr. Thoele, effective October 1, 2025, to document the terms of Mr. Thoele’s employment as Chief Financial Officer and Treasurer commencing on that date (the “Employment Agreement”). The Employment Agreement provides that Mr. Thoele will serve as the Company’s Chief Financial Officer and Treasurer, reporting to the Company’s President and Chief Executive Officer, for an initial one-year term ending October 1, 2026, with automatic one-year renewals thereafter, unless either the Company or Mr. Thoele provides written notice of non-renewal at least 60 days before the applicable expiration date.

During the term of the Employment Agreement, Mr. Thoele’s annual base salary will be $390,000 per year, and Mr. Thoele will be eligible to receive an annual performance-based cash bonus (the “Performance Bonus”) as determined by the Company’s board of directors with a target of not less than 60% of his base salary (the “Performance Bonus Target”), provided that any Performance Bonus earned by Mr. Thoele for the 2025 fiscal year will be pro-rated based on his performance target levels in effect before and after his promotion to the position of Chief Financial Officer and Treasurer. Mr. Thoele’s base salary and Performance Bonus Target may be increased, but not decreased, at the discretion of the Company’s Board of Directors. During his employment, Mr. Thoele will be eligible to receive long-term incentive compensation awards on such terms as approved by the Board of Directors or its Compensation and Leadership Development Committee. Further, Mr. Thoele will receive a promotion equity grant during October 2025 with a total value of $300,000, allocated 50% to performance share units for the three-year performance period ending December 31, 2027, 25% to restricted share units vesting in substantially equal annual installments over the three-year period commencing on March 5, 2025, and 25% to stock options vesting in substantially equal annual installments over the three-year period commencing on March 5, 2025. Mr. Thoele also will be entitled to participate in such compensation and benefit programs for which salaried employees of the Company may be eligible from time to time, and he will receive reimbursement of reasonable travel and business expenses in accordance with the Company’s expense reimbursement procedures in effect from time to time.

Pursuant to the Employment Agreement, Mr. Thoele would be entitled to certain compensation and benefits in connection with the termination of his employment in certain circumstances as described below, in each case subject to his execution of a release of claims and his compliance with the other terms and conditions of the Employment Agreement, including the restrictive covenants described below.

•
Upon the termination of his employment by the Company without “cause” or by Mr. Thoele for “good reason” (a “Qualifying Termination”) and not in connection with a change of control, Mr. Thoele would be entitled to receive an amount equal to one times the sum of his annual base salary and his Performance Bonus Target, each as then in effect. He also would be entitled to a pro rata portion of any Performance Bonus earned for the fiscal year of termination, based on the number of months worked in the year of termination, any accrued but unpaid Performance Bonus for the prior fiscal year, payment of the cost of health care insurance benefits for the lesser of the applicable COBRA period or 12 months (but not beyond the date that he first becomes eligible for Medicare or for health care coverage provided by another employer), six months of outplacement services, and accelerated vesting in of any outstanding equity awards that otherwise would have vested within 12 months after the Qualifying Termination, (except as otherwise provided in any equity award agreement that provides for vesting based upon the achievement of performance objectives), with all vested options remaining exercisable for one year following such Qualifying Termination (but not beyond the latest possible date that the options could have expired in accordance with their original terms).
•
Upon a Qualifying Termination of Mr. Thoele’s employment within 24 months after a change of control of the Company, Mr. Thoele would be entitled to receive an amount equal to two times the sum of his annual base salary and his Performance Bonus Target, each as then in effect. He also would be entitled to a pro rata portion of any Performance Bonus earned for the fiscal year of termination, based on the number of months worked in the year of termination, any accrued but unpaid Performance Bonus for the prior fiscal year, payment of the cost of health care insurance benefits for the lesser of the applicable COBRA period or 24 months (but not beyond the date that he first becomes eligible for Medicare or for health care coverage provided by another employer), six months of outplacement services, and accelerated vesting in full of all outstanding equity awards (except as otherwise provided in any equity award agreement that provides for vesting based upon the achievement of performance objectives), with all vested options remaining exercisable for one year following such Qualifying Termination (but not beyond the latest possible date that the options could have expired in accordance with their original terms).

The Employment Agreement contains customary provisions regarding confidentiality, non-disclosure, non-competition, non-solicitation, non-recruitment, trade secrets, intellectual property ownership, and cooperation. Pursuant to these restrictive covenants, Mr. Thoele generally is prohibited from (i) disclosing confidential information or trade secrets, (ii) competing with the Company for a period of one year following termination of employment (in consideration of a payment of 50% of Mr. Thoele’s highest annualized base salary over the 2 years prior to the date of termination), and (iii) soliciting or interfering with the Company’s business relationships with customers or employees for a period of one year following termination of employment.

For purposes of the Employment Agreement, “cause” generally means (i) willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (ii) deliberate disregard of the lawful rules or policies of the Company, failure to perform assigned duties, or material breach of an employment or other agreement with the Company, which results in material harm to the Company; (iii) the unauthorized disclosure of any trade secret or confidential information; (iv) the commission of an act which constitutes unfair competition or which induces any customer or supplier to breach a contract with the Company; or (v) indictment for any felony involving deceit, dishonesty or fraud, or any criminal conduct that would reasonably be expected to result in material injury or reputational harm to the Company.

Under the Employment Agreement, “good reason” generally means any of the following, without Mr. Thoele’s consent: (i) the Company’s material breach of the Employment Agreement; (ii) a change in Mr. Thoele’s reporting relationships such that he no longer reports directly to the President and Chief Executive Officer; (iii) a material reduction or material adverse change in Mr. Thoele’s duties, responsibilities and authority; (iv) the relocation of Mr. Thoele’s primary office location from Northborough, Massachusetts to a location that increases his one-way commute by more than forty miles, without any offer of a remote working arrangement; or (v) any reduction in base salary or Performance Bonus Target, except for an across-the-board reduction based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company.

The foregoing description of the terms of the Employment Agreement is a summary only, does not purport to be a complete description, and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1+	Executive Employment Agreement, effective as of October 1, 2025, by and between the Company and Grant Thoele

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN AEROGELS, INC.

Date:	September 11, 2025	By:	/s/ Ricardo C. Rodriguez
		Name:	Ricardo C. Rodriguez
		Title:	Chief Financial Officer and Treasurer